Exhibit 4.1

NUMBER AC

SHARES

Avangard Capital Group, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

500,000,000 SHARES CLASS A COMMON STOCK Par Value $.0001 Per Share

THIS CERTIFIES THAT SPECIMEN is the

owner of shares of the CLASS A COMMON STOCK

of Avangard Capital Group, Inc., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

Any stockholder may obtain from the principal offices of the Corporation, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D..

M. BURR KEIM, PHILA.

PRESIDENT